Exhibit 99.1

Legacy Housing Corporation Reports Second Quarter 2024 Financial Results

August 8, 2024

BEDFORD, Texas, - Legacy Housing Corporation (“Legacy” or the “Company,” NASDAQ: LEGH) today announced its financial results for the second quarter ended June 30, 2024.

Financial Highlights

▪	Net revenue for the second quarter of 2024 was $42.5 million, a decrease of 19.3% from the second quarter of 2023.
▪	Income from operations for the second quarter of 2024 was $16.0 million, a decrease of 8.4% from the second quarter of 2023.
▪	Net income for the second quarter of 2024 was $16.2 million, an increase of 7.8% from the second quarter of 2023.
▪	Basic earnings per share for the second quarter of 2024 was $0.67, an increase of 8.7% from the second quarter of 2023.
▪	Book value for the second quarter of 2024 was $463.2 million, an increase of 12.1% from the second quarter of 2023.
▪	Book value per share[1] for the second quarter of 2024 was $19.17, an increase of 13.2% from the second quarter of 2023.
▪	The Company repurchased 170,342 shares of common stock at an average price of $20.53 during the second quarter of 2024. On August 6, 2024, our Board of Directors authorized the repurchase of an additional $10.0 million of the Company’s common stock under the share repurchase program.

Duncan Bates, President and Chief Executive Officer, stated: “Our team continues to make progress across all aspects of the business. Demand is improving and our top priority is accelerating sales volume. We continue to monetize non-core assets and diligently manage expenses. Resolving yesterday’s challenges has been time consuming but positions us well for the future. I am thrilled with the team we have built and opportunities ahead.”

This shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the Company’s securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Conference Call Information

Management will host a conference call to discuss the results at 10:00 AM Central Time on Friday, August 9, 2024. To access the conference call, please pre-register using this link. Registrants will receive confirmation with dial-in details.

1 Book value per share is a non-GAAP financial measure, and we define book value per share as total stockholders’ equity divided by basic weighted-average common shares outstanding.

About Legacy Housing Corporation

Legacy builds, sells, and finances manufactured homes and "tiny houses" that are distributed through a network of independent retailers and company-owned stores. The Company also sells directly to manufactured housing communities. Legacy is the fourth largest producer of manufactured homes in the United States as ranked by the number of homes manufactured based on information available from the Manufactured Housing Institute and the Institute for Building Technology and Safety. With current operations focused primarily in the southern United States, we offer our customers an array of quality homes ranging in size from approximately 395 to 2,667 square feet consisting of 1 to 5 bedrooms, with 1 to 3 1/2 bathrooms. Our homes range in price, at retail, from approximately $33,000 to $180,000.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Securities and Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond our control. As a result, our actual results or performance may differ materially from anticipated results or performance. Legacy undertakes no obligation to update any such forward-looking statements after the date hereof, except as required by law. Investors should not place any reliance on any such forward-looking statements.

Investor Inquiries:

Duncan Bates, (817) 799-4837

duncanbates@legacyhousingcorp.com

Media Inquiries:

Kira Hovancik, (817) 799-4905

pr@legacyhousingcorp.com